As filed with the Securities and Exchange Commission on August 23, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0855785 (I.R.S. Employer Identification No.)
1614 15th Street , Suite 300
Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
AMENDED AND RESTATED
AMERICAN MIDSTREAM GP, LLC
LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Brian F. Bierbach
President and Chief Executive Officer
1614 15th Street , Suite 300
Denver, Colorado 80202
(Name and address of agent for service)
(720) 457-6060
(Telephone number, including area
code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered	registered (1) (2)	per share(3)	price	registration fee
Common units, representing limited partner interests	303,602	$17.08	$5,185,522.16	$603

(1)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of common units that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding common units.

(2)	Represents common units reserved for issuance under the Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 303,602 Common Units being registered hereby is based on a price of $17.08, which is the average of the high and low trading prices per Common Unit of American Midstream Partners, LP as reported by the New York Stock Exchange on August 19, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     American Midstream GP, LLC (the “Company”) will send or give to all participants in the American Midstream Partners, LP Amended and Restated Long-Term Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). American Midstream Partners, LP (the “Registrant”) has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 3. Incorporation of Documents by Reference.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:
     (a) The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-173191) relating to the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 27, 2011.
     (b) The Registrant’s registration statement on Form S-1 as filed by the Registrant with the Commission (File No. 333-173191) on July 25, 2011.
     (c) The description of the Registrant’s Common Units, representing limited partner interests, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35257) filed with the Commission on July 26, 2011, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     (d)  The Registrant’s Current Reports on Form 8-K (File No. 001-35257) filed with the Commission on July 27 and August 4, 2011.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6.	Indemnification of Directors and Officers.
     Section 7.7 of the Registrant’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify the following persons, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	the Registrant’s general partner;

•	any departing general partner;

•	any person who is or was an affiliate of the Registrant’s general partner or any departing general partner;

•	any person who is or was a member, manager, partner, director, officer, fiduciary or trustee of the Registrant, its subsidiaries, its general partner, any departing general partner or any of their affiliates;

•	any person who is or was serving at the request of the Registrant’s general partner or any departing general partner as an officer, director, member, manager, partner, fiduciary or trustee of another person; and

•	any person designated by the Registrant’s general partner.
      Any indemnification under these provisions will only be out of the Registrant’s assets. Unless it otherwise agrees, the Registrant’s general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable it to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Partnership Agreement.
     In addition, Section 8(b) of the Underwriting Agreement (as defined in the Partnership Agreement) provides for the indemnification of the Registrant, the Company and American Midstream, LLC (the “Operating Company”), the Company’s officers and directors, and any person who controls the Registrant, the Company, or the Operating Company, including indemnification for liabilities under the Securities Act.
     Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. As of the date of the Registrant’s initial public offering pursuant to its Registration Statement on Form S-1 (File No. 333-173191), the Company will maintain directors and officers liability insurance for the benefit of its directors and officers.

Item 7.	Exemption from Registration Claimed.
     Not applicable.

Item 8.	Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description
4.1	Certificate of Limited Partnership of American Midstream Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-173191) filed on March 31, 2011)

4.2	Second Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35257) filed on August 4, 2011)

4.3	Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173191) filed on March 31, 2011)

4.4	First Amendment to Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC (incorporated by reference to Exhibit 3.6 to Amendment No. 5 to Registrant’s Registration Statement on Form S-1 (File No. 333-173191) filed on July 1, 2011)

4.5	American Midstream Partners, LP Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Amendment No. 3 to Registrant’s Registration Statement on Form S-1 (File No. 333-173191) filed on June 9, 2011)

4.6	Form of Phantom Unit Grant under American Midstream GP, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.8 to Amendment No. 3 to Registrant’s Registration Statement on Form S-1 (File No. 333-173191) filed on June 9, 2011)

Exhibit No.	Description
5.1*	Opinion of Andrews Kurth LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

Item 9.	Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 23, 2011.

AMERICAN MIDSTREAM PARTNERS, LP,
By:	American Midstream GP, LLC, its general partner

By:	/s/ Sandra M. Flower
	Name:	Sandra M. Flower
	Title:	Vice President of Finance

POWER OF ATTORNEY
     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Brian F. Bierbach as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their indicated capacities, which are with the Company, on August 23, 2011.

Name and Signature	Title

/s/ Brian F. Bierbach Brian F. Bierbach	Chief Executive and President (Principal Executive Officer) and Director

/s/ Sandra M. Flower Sandra M. Flower	Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert B. Hellman Robert B. Hellman	Director

/s/ Matthew P. Carbone Matthew P. Carbone	Director

/s/ Edward O. Diffendal Edward O. Diffendal	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Limited Partnership of American Midstream Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-173191) initially filed on March 31, 2011)

4.2	Second Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35257) filed on August 4, 2011)

4.3	Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173191) initially filed on March 31, 2011)

4.4	First Amendment to Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC (incorporated by reference to Exhibit 3.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-173191) filed on July 1, 2011)

4.5	American Midstream Partners, LP Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173191) filed on June 9, 2011)

4.6	Form of Phantom Unit Grant under American Midstream GP, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.8 to Amendment No. 3 to Registrant’s Registration Statement on Form S-1 (File No. 333-173191) filed on June 9, 2011)

5.1*	Opinion of Andrews Kurth LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.